Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 9, 2005, accompanying the consolidated financial statements of United Financial Bancorp, Inc. contained in the pre-effective amendment to the Registration Statement on Form S-l and amendment 1 to Form MHC-2. We consent to the use of the aforementioned report in the Registration Statement on Form S-l and Form MHC-2, and to the use of our name as it appears under the caption “Experts.”

Boston, Massachusetts

April 25, 2005